UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 12, 2012
Amarillo Biosciences, Inc.
(Exact Name of registrant as specified in its charter)

Texas	0-20791	75-1974352
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

4134 Business Park Drive, Amarillo, Texas 79110-4225
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (806) 376-1741

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Appointment of Certain Officers.

Dr. Stephen T. Chen, a director of the Company since 1996, has been appointed Chairman of the Board and Chief Executive Officer, effective February 22, 2012.  Dr. Joseph Cummins will remain as President and become Chief Operating Officer. Dr. Chen received a PhD degree in Industrial and Physical Pharmacy from Purdue University in 1977 with an emphasis on drug delivery systems.

Dr. Chen, sixty-two (62) years old, has over thirty years of international business experience, including an extensive background in pharmaceutical product acquisition and licensing, development of joint venture agreements, execution of business strategy, and leadership of start-up companies in the pharmaceutical, biotechnology and nutraceutical industries. For the past 5 years Dr. Chen has been Chairman and CEO of ACTS, Inc. ACTS is an emerging personalized healthcare company offering comprehensive and high quality genomics/pharmacogenomics services, diagnostic products and services, and novel drug delivery systems and is not a parent, subsidiary, or affiliate of the Company. Dr. Chen has held executive positions in R&D and business development at several major pharmaceutical companies, including Burroughs Wellcome (presently GlaxoSmithKline), Miles Pharmaceuticals (presently Bayer), ICI America (presently AstraZeneca), and Ciba-Geigy (presently Novartis).

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DATE:  March 12, 2012

AMARILLO BIOSCIENCES, INC.

By:      /s/ Joseph M. Cummins
Joseph M. Cummins, President, and Chief Operating Officer